      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 8, 2001
                                                      REGISTRATION NO. 333-_____
--------------------------------------------------------------------------------

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549

--------------------------------------------------------------------------------

                                    FORM S-3

                            ------------------------

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                    SUNRISE TECHNOLOGIES INTERNATIONAL, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

            DELAWARE                                    77-0148208
  (STATE OR OTHER JURISDICTION                       (I.R.S. EMPLOYER
OF INCORPORATION OR ORGANIZATION)                 IDENTIFICATION NUMBER)

                             3400 WEST WARREN AVENUE
                            FREMONT, CALIFORNIA 94538
                                 (510) 623-9001
            (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
        INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                             C. RUSSELL TRENARY, III
                             3400 WEST WARREN AVENUE
                            FREMONT, CALIFORNIA 94538
                                 (510) 623-9001
            (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                 WITH COPIES TO:

                               ERIC M. FOGEL, ESQ.
                              LORD, BISSELL & BROOK
                        115 S. LASALLE STREET, SUITE 3400
                             CHICAGO, ILLINOIS 60603

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
     From time to time after this Registration Statement becomes effective.

      If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

      If delivery of the Prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

=================================================================================================================
TITLE OF EACH CLASS                                                      PROPOSED MAXIMUM
OF SECURITY TO BE          AMOUNT TO BE          PROPOSED MAXIMUM            AGGREGATE               AMOUNT OF
REGISTERED               REGISTERED(1)(2)        OFFERING PRICE(3)       OFFERING PRICE(3)       REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------
Common Stock, par        6,000,000               $2.24                   $13,440,000             $3,360.00
value $.001 per
share
-----------------------------------------------------------------------------------------------------------------

(1)   Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement also relates to an indeterminate number of additional shares of Common Stock issuable with respect to the shares registered hereunder in the event of a stock split, stock dividend, or other similar transaction.

(2)   Does not include an additional 276,266 shares of Common Stock being carried forward from Registration
      Statement No. 333-51976 on Form S-3 pursuant to Rule 429 of the Securities Act of 1933. A registration fee of $246.15 for such additional shares was previously paid with the filing of that registration statement.

(3)   Estimated solely for the purpose of determining the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, as amended. The above calculation is based on the average of the reported high and low sales prices of the Common Stock on the NASDAQ National Market System on June 6, 2001.

=================================================================================================================

      THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

      PURSUANT TO RULE 429 UNDER THE SECURITIES ACT OF 1933, THE PROSPECTUS INCLUDED IN THIS REGISTRATION STATEMENT IS A COMBINED PROSPECTUS RELATING ALSO TO REGISTRATION STATEMENT NO. 333-51976 PREVIOUSLY FILED BY THE REGISTRANT ON FORM S-3 AND DECLARED EFFECTIVE ON APRIL 19, 2001. THIS REGISTRATION STATEMENT, WHICH IS A NEW REGISTRATION STATEMENT, ALSO CONSTITUTES POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT NO. 333-51976 AND SUCH POST-EFFECTIVE AMENDMENT NO. 1 SHALL HEREAFTER BECOME EFFECTIVE CONCURRENTLY WITH THE EFFECTIVENESS OF THIS REGISTRATION STATEMENT.

--------------------------------------------------------------------------------
            ---------------------------------------------------------
                                   PROSPECTUS

                                6,276,266 Shares

                    SUNRISE TECHNOLOGIES INTERNATIONAL, INC.

                                  Common Stock

This prospectus will allow us to issue common stock over time. This means:

      - we will provide a prospectus supplement each time we issue common stock;

      - the prospectus supplement will inform you about the specific terms of that offering and also may add, update or change information contained in this document;

      - you should read this document and any prospectus supplement carefully before you invest; and

      - this prospectus may not be used to offer or sell the common stock unless accompanied by a prospectus supplement.

      Our common stock is quoted on The Nasdaq National Market under the symbol "SNRS". On June 6, 2001, the last reported sale price of the common stock was $2.15 per share.

      INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE SHARES OF OUR COMMON STOCK ONLY IF YOU CAN AFFORD A COMPLETE LOSS. SEE "RISK FACTORS" BEGINNING ON PAGE 2.

                            -------------------------

      NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            -------------------------

                   The date of this Prospectus is June 7, 2001

            ---------------------------------------------------------
--------------------------------------------------------------------------------

                                TABLE OF CONTENTS


ABOUT THIS PROSPECTUS..........................................................1
ABOUT SUNRISE..................................................................1
RISK FACTORS...................................................................2
FORWARD-LOOKING STATEMENTS.....................................................9
USE OF PROCEEDS...............................................................10
PLAN OF DISTRIBUTION..........................................................10
EXPERTS.......................................................................11
LEGAL MATTERS.................................................................11
WHERE YOU CAN FIND MORE INFORMATION...........................................11

                              ABOUT THIS PROSPECTUS

      This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission using a "shelf" registration process. Under this shelf process, we may from time to time sell any number of the shares of our common stock in one or more offerings up to a total of 6,276,266 shares.

      Each time we sell shares of our common stock, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described below under the heading "Where You Can Find More Information."

      The registration statement that contains this prospectus, including the exhibits to the registration statement and the information incorporated by reference, contains additional information about the common stock offered under this prospectus. The registration statement can be read at the Securities and Exchange Commission's web site or at the Securities and Exchange Commission offices mentioned below under the heading "Where You Can Find More Information."

      You should rely only on the information provided in this prospectus and in any prospectus supplement, including the information incorporated by reference. We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in this prospectus. You should not rely on any unauthorized information. This prospectus does not constitute an offer to sell or buy any shares in any jurisdiction in which it is unlawful. The information in this prospectus is current as of the date on the cover. You should not assume that the information in this prospectus, or any supplement to this prospectus, is accurate at any date other than the date indicated on the cover page of these documents.

                                  ABOUT SUNRISE

      At Sunrise, we develop, manufacture and market laser systems for applications in ophthalmology. Substantially all of our business activities, including engineering and development, manufacturing, assembly and testing, take place at our facility in Fremont, California.

      Since 1992, we have focused a significant portion of our efforts on engineering and development of our holmium laser corneal shaping process. This process, known as laser thermal keratoplasty or LTK, treats refractive errors of the eye, such as farsightedness and age-related loss of near focusing ability. Our HYPERION(TM) LTK System is based upon patented technology acquired in our acquisitions of in-process technology from Laser Biotech, Inc. and Emmetropix Corporation in 1992. We develop holmium laser-based systems that utilize a patented process for shrinking collagen developed by Dr. Bruce Sand in correcting ophthalmic conditions.

      On June 30, 2000 the Food and Drug Administration, or FDA, gave final approval for our HYPERION(TM) LTK Laser System in the United States for the temporary reduction of low to moderate hyperopia, more commonly known as farsightedness, with requirements for labeling regarding patient symptoms, longevity of effect and the effect of re-treatment. The magnitude of correction with this treatment diminishes over time, with some patients retaining some or all of their refractive correction. We immediately began selling the HYPERION(TM) LTK Laser System in the United States after receiving FDA approval on June 30, 2000.

      On December 11, 2000, the FDA agreed to change the labeling and state that based on existing information for the clinical parameters used in the U.S. Clinical Trials for the HYPERION(TM) LTK System, the model calculating the average longevity for the procedure indicates that some of the effect lasts 10 years and beyond. Age related drift toward hyperopia is a contributor to loss of effect after the initial two years. This drift is a natural occurrence that has nothing to do with the HYPERION(TM) LTK System.

      On June 1, 2001, we entered into a Loan Agreement and related agreements with International Mercantile Holding Group, Inc., as lender, under which we borrowed $2,675,000 from the lender. The term of the loan is five years. The note may also be prepaid in whole at any time after giving the lender a 30-day notice. Interest is payable semi-annually at the rate of twenty-five basis points below the prevailing one month London Interbank Offered Rate. Currently the rate would be 3.76% per annum. As collateral for the loan, we have pledged 2,000,000 shares of common stock held in treasury by us. Upon our repayment of the loan at its maturity, the lender is required to redeliver the shares to us. If we default under the loan the lender may, subject to applicable law, foreclose upon the pledged shares and sell them to recover the amount of our obligations. If the lender were to foreclose upon the pledged shares and if we realize less than $5.92 per share on the sale of pledged shares, this would result in a reduction in the conversion prices of debentures and warrants we issued in January 2000, requiring us to issue a greater number of shares of common stock if and when the debentures are converted and the warrants are exercised.

      We were incorporated in 1987 under the laws of the State of California and were reincorporated in 1993 under the laws of the State of Delaware. The location of our principal executive offices is 3400 West Warren Avenue, Fremont, California 94538; telephone (510) 623-9001.

                                  RISK FACTORS

      This offering involves a high degree of risk. You should carefully consider the risks described below and the other information contained in this prospectus before deciding to invest in shares of our common stock.

THERE IS NO ASSURANCE THAT FUTURE CAPITAL WILL BE AVAILABLE TO US; "GOING CONCERN" OPINION.

      We funded our negative cash flows during 1998, 1999 and 2000 by the sale of additional equity and convertible debt with warrants. At March 31, 2001, our cash and cash equivalents were approximately $168,000, and $6,600,000 had been drawn down on our one-year revolving line of credit with Silicon Valley Bank, with no additional moneys available. The line of credit will be repayable on June 26, 2001. The lender has indicated that they do not wish to renew the facility on its existing terms. The bank has indicated that it may be willing to consider an extension of the line of credit at a significantly reduced level. We are also engaged in discussions with alternative financing sources, including potential bridge and/or equity financings. Funds from these alternative sources could be utilized to repay all or a portion of our current line of credit. There can be no assurance that we will be able to successfully complete alternative financings.

      Our independent accountants issued a "going concern" opinion on our financial statements for the year ended December 31, 2000, stating that recurring losses and negative cash flows from operations raise substantial doubt about our ability to continue as a going concern. We cannot assure that additional financing will be available, or if available, that it will be available on terms favorable to us or our stockholders. If funds are not available to satisfy our short-term and long-operating requirements, we may limit our operations until an appropriate solution is implemented, suspend our operations in their entirety or, under certain circumstances, seek protection from creditors.

WE HAVE SUSTAINED LOSSES IN THE PAST AND WE EXPECT TO REPORT LOSSES IN THE
FUTURE.

      We have incurred substantial losses that have depleted our cash and reduced our stockholders' equity and we had an accumulated deficit of $123,086,000 at March 31, 2001. Our current operations continue to be cash flow negative, limiting our cash resources. Working capital at March 31, 2001 amounted to approximately $1,222,000. We expended a significant amount of cash during the first three quarters of 2000 in the ramp-up of manufacturing capabilities, build-up of materials and components for the production of the HYPERION(TM) LTK System and our market preparation for the launch on the domestic and international markets. We need to expend additional cash resources in 2001 for the continued marketing of the HYPERION(TM) LTK System in the domestic and international markets. Given that this technology is new to the market, and therefore unproven, there is no assurance that expected results will be attained. If we continue to incur losses, and if revenue from sales or new funds from debt or equity instruments are insufficient to maintain the current and planned expenditure rate, it will be necessary to extensively curtail our operations until we implement an appropriate solution.

ADDITIONAL CAPITAL WILL DILUTE THE HOLDINGS OF OUR STOCKHOLDERS.

      Our stockholders have no preemptive rights. If we commence a subsequent public or private offering of common stock, convertible debt or preferred stock, or issue securities upon exercise of warrants to consultants or other parties providing goods or services to us in lieu of or in addition to cash consideration, stockholders who do not participate in any future stock issuance will experience dilution of their equity investment. At this time, we cannot determine the potential dilution to our stockholders. In connection with obtaining financing or as part of other common stock issuances, we may issue common stock at a discount to market value. This would have a further dilutive effect on our stockholders.

      In January 2000 we issued our 7% convertible debentures in the amount of $11,700,000. With certain exceptions which do not include new financings of the type for which these shares may be utilized, if we issue additional shares of our common stock below the conversion price of $5.92 per share, the conversion price applicable to the convertible debentures and the exercise price of the related warrants will be reduced to the price at which such additional securities are sold. In addition, if we issue common stock or securities convertible or exchangeable into common stock at a price below $5.92 per share, we would be required to reserve additional shares of common stock for issuance upon conversion of the convertible debentures and upon exercise of the related warrants. The number of additional shares to be reserved for issuance would depend on the price at which we sold the shares, and would increase in proportion to the amount that the price at which we sell shares is less than $5.92.

OUR HYPERION(TM) LTK SYSTEM IS SUBJECT TO STRINGENT ONGOING REGULATION BY THE FDA AND SIMILAR HEALTH AUTHORITIES, AND IF THE FDA'S APPROVAL OF OUR PRE-MARKET APPROVAL APPLICATION FOR OUR HYPERION(TM) LTK SYSTEM IS RESTRICTED, OR REVOKED, OR IF THE FDA DELAYS OR FAILS TO APPROVE EXPANDED INDICATIONS FOR THE LTK SYSTEM WE COULD FACE PROBLEMS THAT WOULD IMPAIR OUR ABILITY TO GENERATE FUNDS FROM OPERATIONS.

      The FDA and similar health authorities in foreign countries extensively regulate our activities. The FDA regulates the HYPERION(TM) LTK System under the Food, Drug & Cosmetic Act as a Class III medical device. Class III medical devices must have a premarket approval application, or PMA, approved by the FDA before commercial sales in the United States commence. The PMA process (and underlying clinical studies) has been lengthy and required substantial commitments of our financial resources and our management's time and effort. The Company received PMA approval for the temporary reduction of hyperopia for the HYPERION(TM) LTK on June 30, 2000. Restrictions on or revocation of the FDA approval for reasons including but not limited to good manufacturing practices quality systems, safety or other reasons could hinder or prevent the continued marketing of the HYPERION(TM) LTK System. Consequently, FDA action could impair our ability to generate funds from operations, which in turn would have a material adverse effect on our business, financial condition and results of operations.

      We cannot be certain that we will be able to obtain timely, if at all, the required FDA approval for any expanded indications for our currently approved product for which we may seek approvals. The FDA will subject us to pervasive and continuing regulation for this and any products that we manufacture or distribute.

      We have received a CE (European Community) mark of approval on our HYPERION(TM) LTK System device that allows us to sell the device in the countries comprising the European Community. In addition to the CE mark, however, some foreign countries may require separate individual foreign regulatory clearances. We cannot assure that we will be able to obtain regulatory clearances for other products in the United States or foreign markets.

WE ARE A ONE-PRODUCT COMPANY AND DEPEND ON THE HYPERION(TM) LTK SYSTEM AND MARKET ACCEPTANCE OF THAT SYSTEM IS UNCLEAR.

      The HYPERION(TM) LTK System is our only product currently on the market. We intend to concentrate our efforts primarily on the continued development of the HYPERION(TM) LTK System and will be dependent upon the successful manufacturing and marketing of that system to generate revenues. We have only recently introduced the HYPERION(TM) LTK System commercially in the United States on June 30, 2000. There can be no assurance that the ophthalmic community or the general population will accept the HYPERION(TM) LTK System as an alternative to existing methods of treating refractive vision disorders. Many ophthalmologists may have already invested significant time and resources in developing expertise in other corrective ophthalmic techniques. Acceptance of the HYPERION(TM) LTK System may be affected adversely by:

      -  its costs;

      -  the amount of training required for the proper use of the machine;

      -  characteristics related to its safety and efficacy;

      -  the general resistance to use of laser procedures on the eye;

      - the effectiveness of alternative methods of correcting refractive vision disorders;

      -  the lack of long-term follow-up data;

      -  the possibility of unknown side effects;

      - the degree of usage by the ophthalmic community as a treatment alternative for hyperopia; and

      - how quickly competitive companies can develop and obtain FDA approval for novel treatment methods for hyperopia.

      Promotional efforts by suppliers of products or procedures that are alternatives to the HYPERION(TM) LTK System, including eyeglasses, contact lenses and laser and non-laser surgical procedures, may also adversely affect the marketplace for the HYPERION(TM) LTK System. Any failure to achieve broad market acceptance of the HYPERION(TM) LTK System will have a material adverse effect on our business, financial condition and results of operations.

CLINICAL DATA ABOUT THE LONG-TERM SAFETY AND EFFICACY OF THE HYPERION(TM) LTK SYSTEM IS CURRENTLY AVAILABLE, BUT FUTURE COMPLICATIONS OR SIDE EFFECTS MAY OCCUR.

      We have developed substantial clinical data on the safety and efficacy of the HYPERION(TM) LTK System in correcting hyperopia (farsightedness). Potential complications and side effects reported in studies to date from the use of the HYPERION(TM) LTK System include:

      -  mild foreign body sensation;

      -  temporary increased light sensitivity;

      -  modest fluctuations in refractive capabilities during healing;

      -  unintended over or under corrections;

      -  regression of effect; and

      -  induced astigmatism.

      Further clinical testing of the HYPERION(TM) LTK System could reveal other complications and side effects which could bear on the long-term safety and efficiency of the HYPERION(TM) LTK, any which could have a material adverse effect on our business.

OUR PRODUCT EMPLOYS PROPRIETARY TECHNOLOGY AND THIS TECHNOLOGY MAY INFRINGE ON THE INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES.

      We hold United States process and apparatus patents for the use of holmium lasers in non-destructive cornea shaping. Other parties, however, hold process and apparatus patents relating to shaping the cornea with holmium lasers. Generally, an apparatus patent contains claims to a new and useful machine or device. A process patent generally contains claims to a new and useful process, art or method, which may include a new use of a known process, machine, manufacture, composition of matter or material. We believe that we are not infringing on any patents held by others. However, if patents held by others were adjudged valid and interpreted broadly in an adversarial proceeding, they could be deemed to cover one or more aspects of our holmium laser corneal shaping systems, use of the HYPERION(TM) LTK System, or other procedures. Any claims for patent infringement could be time-consuming, result in costly litigation, divert technical and management personnel or require us to develop non-infringing technology or enter into royalty or licensing agreements. We cannot be certain that we will not be subject to one or more claims for patent infringement, that we would prevail in any such action or that our patents will afford protection against competitors with similar technology.

      If a court determines that the HYPERION(TM) LTK System infringes, directly or indirectly, a patent in a particular market, the court may enjoin us from making, using and selling such system. Furthermore, we may be required to pay damages or obtain a royalty-bearing license, if available, on acceptable terms. Alternatively, if a license is not offered or available, we may be required to redesign those aspects of the HYPERION(TM) LTK System held to infringe, directly or indirectly, to avoid such infringement. Any redesign could delay reintroduction of our products into certain markets, or may be so significant as to be impractical. If redesign efforts were impractical, we could be prevented from manufacturing and selling the infringing products, which would have a material adverse effect on our business, financial condition and results of operations. Finally, litigation, regardless of the merits of the claim or outcome, could consume a great deal of our time and money and would divert management time and attention away from our core business.

LACK OF AVAILABILITY OF KEY SYSTEM COMPONENTS COULD RESULT IN DELAYS, INCREASED COSTS, OR COSTLY REDESIGN OF OUR PRODUCT.

      Although some of the parts and components used to manufacture our products are available from multiple sources, we currently purchase most of our components from single sources in an effort to obtain volume discounts. Lack of availability of any of these parts and components could result in production delays, increased costs or costly redesign of our products. We continually evaluate ways to minimize any impact to our business from any potential part or component shortage through inventory stockpiling and design changes to afford opportunities for multiple sources of supply for these essential components. Any loss of availability of an essential system component could result in a material adverse change to our business, financial condition and results of operations.

THE SUCCESS OF COMPETITIVE PRODUCTS COULD HAVE AN ADVERSE EFFECT ON OUR
BUSINESS.

      The vision correction industry is intensely competitive. The significant competitive factors in the industry include:

      -  price;

      -  convenience;

      -  success relative to vision correction;

      -  acceptance of new technologies;

      -  patient satisfaction; and

      -  government approval.

      Patients with hyperopia (farsightedness) can achieve vision correction with eyeglasses, contact lenses and possibly with other technologies and surgical techniques currently under development, such as:

      -  corneal implants;

      -  human lens replacement;

      -  intra-ocular implantable contact lenses; and

      -  surgery using different types of lasers.

      The success of any competing alternative to the HYPERION(TM) LTK System for treating hyperopia could have a material adverse effect on our business, financial condition and results of operations. Most of our competitors have substantially greater financial capabilities for product development and marketing than we currently do. These financial capabilities enable our competitors to market their products or procedures to the consumer and to the ophthalmic community in a more effective manner.

      The excimer laser is the dominant laser used for the treatment of refractive disorders. In the United States, VISX, Bausch & Lomb and Alcon are the leading manufacturers of excimer refractive surgical systems. VISX, Bausch & Lomb and Alcon and have significantly greater financial resources than we do and have received FDA approval for their respective excimer laser products for treating myopia (nearsightedness), hyperopia (farsightedness) or astigmatism. Any alternative treatment offered by VISX, Bausch & Lomb or Alcon, however, will have a competitive advantage because they already have established a base of customers that are currently using their products.

WE MAY BECOME INVOLVED IN PRODUCT LIABILITY LITIGATION, WHICH MAY SUBJECT US TO LIABILITY AND DIVERT MANAGEMENT ATTENTION.

      The testing and marketing of laser systems for applications in ophthalmology entail inherent risks, which could result in product liability or other claims based upon injuries or alleged injuries associated with a defect in the product's performance and which may not become evident for a number of years. Although we are not currently involved in any product liability litigation, we could become a party to litigation in the future as a result of an alleged injury. Litigation, regardless of the merits of the claim or outcome, could consume a great deal of our time and money and would divert management time and attention away from our core business. We maintain limited product liability insurance coverage. We may be adversely affected by a successful product liability claim in excess of any insurance coverage. There can be no assurance that product liability insurance coverage will continue to be available to us in the future on reasonable terms or at all.

WE ARE DEPENDENT ON OUR MANAGEMENT AND KEY PERSONNEL TO SUCCEED.

      Our principal executive officers and key personnel have extensive experience with our HYPERION(TM) LTK System, the research and development efforts needed to bring it to market, the development of marketing and sales programs for its launch and the necessary services to be provided to our customers to support the system. The loss of the services of any of our executive officers or other key personnel, or our failure to attract and retain other skilled and experienced personnel, could have a material adverse effect on our ability to manufacture, sell and market the product. Such events would probably have a negative impact on our business and financial condition.

A SIGNIFICANT NUMBER OF OUR SHARES ARE ELIGIBLE FOR SALE AND THEIR SALE COULD DEPRESS THE MARKET PRICE OF OUR STOCK.

      Sales of substantial amounts of our common stock (including shares issued upon exercise of outstanding options and warrants and shares issued upon conversion of convertible notes) in the public market could depress the market price of our common stock. As of June 6, 2001, we had 53,954,920 shares outstanding and approximately 11,305,000 shares reserved for issuance upon exercise of options and warrants or conversion of convertible notes.

THE MARKET PRICE OF OUR STOCK HAS HISTORICALLY BEEN VOLATILE.

      The volatility of our common stock imposes a greater risk of capital losses on stockholders as compared to less volatile stocks. In addition, such volatility makes it difficult to ascribe a stable valuation to a stockholder's holdings of our common stock. Factors such as announcements of technological innovations, changes in marketing, product pricing and sales strategies or new products by our competitors, changes in domestic or foreign governmental regulations or regulatory requirements, developments or disputes relating to patent or proprietary rights and public concern as to the safety and efficacy of the procedures for which the HYPERION(TM) LTK System is used, have and may continue to have a significant impact on the market price of our common stock. Moreover, the possibility exists that the stock market (and in particular the securities of technology companies such as ours) could experience extreme price and volume fluctuations unrelated to operating performance.

OUR CHARTER DOCUMENTS AND DELAWARE LAW MAY INHIBIT A TAKEOVER.

      The provisions of:

      -  our Certificate of Incorporation, as amended;

      -  our Bylaws, as amended; and

      -  the Delaware General Corporation law (the Delaware Law)

may have the effect of delaying, discouraging, inhibiting, preventing or rendering more difficult an attempt to obtain control of us by means of a tender offer, business combination, proxy contest or otherwise. These provisions include:

      -  charter authorization of "blank check" preferred stock;

      -  classification of the Board of Directors;

      - a restriction on the ability of the stockholders to take actions by written consent; and

      - a Delaware Law provision imposing restrictions on business combinations with certain interested parties.

      In addition, we adopted a stockholder rights plan. Under this plan, each issued and outstanding share of our common stock has associated with it one right to purchase a shares of our common stock from us at a price below the then current market price. These rights will be exercisable if a person or group either:

      -  acquires beneficial ownership of 15% or more of us; or

      - commences a tender or exchange offer upon consummation of which such person or group would beneficially own 15% or more of the common stock.

      We will be entitled to redeem the rights at $.001 per right at any time until ten days following a public announcement that a 15% position has been acquired.

                           FORWARD-LOOKING STATEMENTS

      We make statements in this prospectus and the documents incorporated by reference that are considered forward-looking statements within the meaning of the Securities Act of 1933 and the

Securities Exchange Act of 1934. The Private Securities Litigation Reform Act of 1995 contains the safe harbor provisions that cover these forward-looking statements. We are including this statement for purposes of complying with these safe harbor provisions. We base these forward-looking statements on our current expectations and projections about future events. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions including, among other things:

      -  continued losses and cash flow deficits;

      - the continued availability of financing in the amounts, at the times and on the terms required to support our future business;

      - continuing regulation by the FDA and any restrictions that the FDA may impose on our products;

      -  uncertain market acceptance of our products;

      - safety, efficacy and patent concerns regarding our products and technology;

      - competitive factors, such as the introduction of new technologies and competitors in the opthalmic laser business; and

      -  reliance on key personnel.

      Words such as "expect," "anticipate," "intend," "plan," "believe," "estimate" and variations of such words and similar expressions are intended to identify such forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Because of these risks, uncertainties and assumptions, the forward-looking events discussed or incorporated by reference in this document may not occur.

                                 USE OF PROCEEDS

      We cannot guarantee that we will receive any proceeds in connection with this offering.

      We intend to use the net proceeds of this offering, if any, for general corporate purposes, including working capital to fund anticipated operating losses, expenses and capital expenditures. As of the date of this prospectus, we cannot specify with certainty the particular uses for the net proceeds, if any, to be received upon consummation of this offering. Accordingly, our management will have broad discretion in the application of any net proceeds received. Pending such uses, we intend to invest the net proceeds, if any, from this offering in short-term, interest-bearing, investment grade securities.

                              PLAN OF DISTRIBUTION

      We may offer the common stock:

      -  directly to purchasers;

      -  to or through underwriters;

      -  through dealers, agents or institutional investors;

      -  by pledge to secure debt and other obligations; or

      -  through a combination of such methods.

      Regardless of the method used to sell the common stock, we will provide a prospectus supplement that will disclose:

      - the identity of any underwriters, dealers, agents or investors who purchase the common stock;

      - the material terms of the distribution, including the number of shares sold and the consideration paid;

      - the amount of any compensation, discounts or commissions to be received by the underwriters, dealers or agents;

      - the terms of any indemnification provisions, including indemnification from liabilities under the federal securities laws; and

      - the nature of any transaction by an underwriter, dealer or agent during the offering that is intended to stabilize or maintain the market price of the common stock.

                                     EXPERTS

      The consolidated financial statements incorporated in this Registration Statement by reference to the Annual Report on Form 10-K for the year ended December 31, 2000 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the Company's ability to continue as a going concern as described in Note 1 to the consolidated financial statements) of Pricewaterhouse Coopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                                  LEGAL MATTERS

      Certain legal matters with respect to the validity of the common stock will be passed upon for us by Lord, Bissell & Brook, Chicago, Illinois. Eric M. Fogel, a partner with the law firm of Lord, Bissell & Brook, is presently our Secretary and owns an aggregate of 20,000 shares of common stock.

                       WHERE YOU CAN FIND MORE INFORMATION

      We file reports, proxy statements and other information with the Securities and Exchange Commission. Our Securities and Exchange Commission filings are also available over the Internet at the Securities and Exchange Commission's web site at http://www.sec.gov. You may also read and copy any document we file at the Securities and Exchange Commission's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for more information on the public reference rooms.

                INCORPORATION OF INFORMATION WE FILE WITH THE SEC

      The Securities and Exchange Commission allows us to "incorporate by reference" the information we file with them, which means:

      -  incorporated documents are considered part of this prospectus;

      - we can disclose important information to you by referring you to those documents; and

      - information that we file with the Securities and Exchange Commission will automatically update and supersede this prospectus.

      We are incorporating by reference the documents listed below which were filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934:

      -  Quarterly Report on Form 10-Q for the period ended March 31, 2001;

      - Amendment to Annual Report on Form 10-K for the year ended December 31, 2000;

      -  Annual Report on Form 10-K for the year ended December 31, 2000;

      -  Current Report on Form 8-K filed January 31, 2001

      - The description of our common stock contained in our Registration Statement on Form 8-A filed under the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description.

      We also incorporate by reference each of the following documents that we will file with the Securities and Exchange Commission after the date of this prospectus but before the end of the offering:

      - Reports filed under Sections 13(a) and (c) of the Securities Exchange Act of 1934;

      - Definitive proxy or information statements filed under Section 14 of the Securities Exchange Act of 1934 in connection with any subsequent stockholders' meeting; and

      - Any reports filed under Section 15(d) of the Securities Exchange Act of 1934.

      You may request a copy of these filings, at no cost, by contacting us at the following address or phone number:

      Sunrise Technologies International, Inc.
      Attn: Mr. Thomas La Rose
      VP of Finance - Controller
      3400 West Warren Avenue
      Fremont, California 94538
      Tel: (510) 623-9001

          ------------------------------------------------------------
          ------------------------------------------------------------

                                6,276,266 Shares

                    SUNRISE TECHNOLOGIES INTERNATIONAL, INC.

                                  Common Stock

                            -------------------------

                                   PROSPECTUS

                            -------------------------

                                  June 7, 2001

          ------------------------------------------------------------
          ------------------------------------------------------------

                                     PART II

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

      The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by the Registrant in connection with the sale of the common stock being registered. All amounts are estimates except the registration fee.

                                          AMOUNT TO BE PAID
                                          -----------------
SEC Registration Fee                         $ 2,800.00
Printing                                       5,000.00
Legal Fees and Expenses                       10,000.00
Accounting Fees and Expenses                   5,000.00
Blue Sky Fees and Expenses                     5,000.00
Transfer Agent and Registrar Fees              5,000.00
Miscellaneous                                  1,000.00
                                             ----------
  Total..........................            $33,800.00
                                             ==========

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

      Section 102(b)(7) of the General Corporation Law of the State of Delaware (the "Delaware Law") grants corporations the right to limit or eliminate the personal liability of their directors in certain circumstances in accordance with provisions therein set forth. Our Certificate of Incorporation contains a provision eliminating director liability to us and our stockholders for monetary damages for breach of fiduciary duty as a director. The provision does not, however, eliminate or limit the personal liability of a director: (i) for any breach of such director's duty of loyalty to us or our stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under the Delaware statutory provision making directors personally liable, for improper payment of dividends or improper stock purchases or redemptions; or (iv) for any transaction from which the director derived an improper personal benefit. This provision offers persons who serve on our Board of Directors protection against awards of monetary damages resulting from breaches of their duty of care (except as indicated above). As a result of this provision, our ability or a stockholder's ability to successfully prosecute an action against a director for a breach of his duty of care is limited. However, the provision does not affect the availability of equitable remedies such as an injunction or rescission based upon a director's breach of his duty of care. The SEC has taken the position that the provision will have no effect on claims arising under federal securities laws.

      Section 145 of the Delaware Law grants corporations the right to indemnify their directors, officers, employees and agents in accordance with the provisions therein set forth. Our By-laws provide that the corporation shall, subject to limited exceptions, indemnify its directors and executive officers to the fullest extent not prohibited by the Delaware Law. Our By-laws provide further that the corporation shall have the power to indemnify its other officers, employees and other agents as set forth in the Delaware Law. Such indemnification rights include reimbursement for expenses incurred by such director, executive officer, other officer, employee or agent in advance of the final disposition of such proceeding in accordance with the applicable provisions of the Delaware Law.

      We have entered into agreements with certain of our directors and officers pursuant to which we have agreed to indemnify such directors and officers to the fullest extent permitted under applicable law. In addition, we have purchased insurance containing customary terms and conditions as permitted by law on behalf of our directors and officers, which may cover liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of us pursuant to these provisions, or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

ITEM 16. EXHIBITS

EXHIBIT                          DESCRIPTION
-------                          -----------
  4.1       Form of Rights Agreement, dated as of October 24, 1997, between the
            Registrant and ChaseMellon Shareholder Services, LLC, as rights agent(1)

  4.2 Form of Amendment to Rights Agreement, dated as of May 13,1999, between the Registrant and ChaseMellon Shareholder Services, LLC(2)

  4.3       Form of 7% Convertible Debenture dated January 11, 2000(3)

  4.4       Form of A Warrant dated January 11, 2000(3)

  4.5       Form of B Warrant dated January 11, 2000(3)

  4.6       Form of Warrant dated January 11, 2000 issued to Dunwoody Brokerage
            Services, Inc.(4)

  4.7       Form of 5% Convertible Subordinated Pay-In-Kind Note due 2001(5)

  4.8       Form of Warrant to purchase common stock(5)

  4.9       Form of Warrant dated as of June 16, 2000 issued to Bruce J. Sand(6)

  4.10      Form of Warrant dated as of June 16, 2000 issued to Edward Vincent
            King, Jr.(6)

  4.11      Certificate of Incorporation, as amended(7)

  4.12      Bylaws(7)

  4.13      Form of Warrant issued to Pennsylvania Merchant Group (8)

EXHIBIT                          DESCRIPTION
-------                          -----------
 4.14       Form of 12% Subordinated Pay-In-Kind Note Due 2001 (9)

 4.15       Form of Registration Rights Agreement (9)

 4.16       Form of Registration Rights Agreement (10)

 4.17       Registration Rights Agreement dated January 11, 2000 among the
            Company, The Tail Wind Fund, Ltd., LBI Group Inc., Jeddy Development
            Inc., Donald Sanders M.D., PhD., Donald Wanda Sanders IRA, CIBC
            Oppenheimer Corp., as Custodian, Meyer Temkin and Charles D. Kelman,
            M.D. (12)

 5.1 Opinion of Lord, Bissell & Brook as to the legality of the shares being registered

 23.1       Consent of PricewaterhouseCoopers LLP, Independent Accountants

 23.2       Consent of Lord, Bissell & Brook (Included in Exhibit 5.1)

 24.1       Power of Attorney (Included on the Signature Page)

                            -------------------------

(1) Incorporated by reference from the Registrant's Current Report on Form 8-K dated October 24, 1997

(2) Incorporated by reference from the Registrant's Current Report on Form 8-K dated September 30, 1999

(3) Incorporated by reference from the Registrant's Current Report on Form 8-K dated January 11, 2000

(4) Incorporated by reference from the Registrant's Annual Report on Form 10-K for the year ended December 31,1999

(5) Incorporated by reference from the Registrant's Current Report on Form 8-K dated January 1, 1999

(6) Incorporated by reference from the Registrant's Current Report on Form 8-K filed with the commission on July 17, 2000

(7) Incorporated by reference from the Registrant's Annual Report on Form 10-K for the year ended December 31, 1994

(8) Incorporated by reference from the Registrant's Annual Report on Form 10 for the year ended December 31, 1992 (File No. 0-17816)

(9) Incorporated by reference from the Registrant's Current Report on Form 8 January 26, 1998 (File No. 0-17816)

(10) Incorporated by reference from the Registrant's Current Report on Form 8 dated January 1, 1999 (File No. 1-10428)

(11) Incorporated by reference from the Registrant's Current Report on Form 8 filed January 14, 2000 (File No. 0-17816)


ITEM 17. UNDERTAKINGS

      The undersigned Registrant hereby undertakes:

      (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

      (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Fremont, state of California, on June 7, 2001.

                                          SUNRISE TECHNOLOGIES INTERNATIONAL,
                                          INC.

                                          By: /s/ C. Russell Trenary, III
                                             ----------------------------------
                                              C. Russell Trenary, III
                                              Chairman of the Board, President
                                              and Chief Executive Officer

      Each person whose signature appears below hereby appoints C. Russell Trenary, III and Thomas L. LaRose, and each of them severally, acting alone and without the other, his true and lawful attorney-in-fact with authority to execute in the name of each such person, and to file with the Securities and Exchange Commission, together with any exhibits hereto and other documents therewith, any and all amendments (including without limitation post-effective amendments) to this Registration Statement, and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, necessary or advisable to enable the registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, which amendments may make such changes in this Registration Statement as the aforesaid attorney-in-fact deems appropriate.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


NAME                                              TITLE                                            DATE
----                                              -----                                            ----
/s/ C. Russell Trenary, III                       Chairman of the Board, President,                June 7, 2001
---------------------------------------           Chief Executive Officer and Director
C. Russell Trenary, III                           (Principal Executive Officer)

/s/                   *                                                                            June 7, 2001
---------------------------------------           VP of Finance - Controller
Thomas L. La Rose                                 (Principal Financial Officer and
                                                  Principal Accounting Officer)

                      *                                                                            June 7, 2001
---------------------------------------           Chief Operating Officer and Director
John N. Hendrick

                      *                           Director                                         June 7, 2001
---------------------------------------
R. Dale Bowerman

                      *                           Director                                         June 7, 2001
---------------------------------------
Michael S. McFarland, M.D.

                      *                           Director                                         June 7, 2001
---------------------------------------
Alan H. Magazine

*By:  /s/ C. Russell Trenary, III
      ---------------------------------
      C. Russell Trenary, III
      Attorney-in-Fact
      (pursuant to the Powers of
      Attorney included in the
      signature page of this registration
      statement as initially filed)

                                  EXHIBIT INDEX

EXHIBIT                           DESCRIPTION
-------                           -----------
 4.1        Form of Rights Agreement, dated as of October 24, 1997, between the
            Registrant and ChaseMellon Shareholder Services, LLC, as rights agent(1)

 4.2 Form of Amendment to Rights Agreement, dated as of May 13, 1999, between the Registrant and ChaseMellon Shareholder Services, LLC(2)

 4.3        Form of 7% Convertible Debenture dated January 11, 2000(3)

 4.4        Form of A Warrant dated January 11, 2000(3)

 4.5        Form of B Warrant dated January 11, 2000(3)

 4.6        Form of Warrant dated January 11, 2000 issued to Dunwoody Brokerage
            Services, Inc.(4)

 4.7        Form of 5% Convertible Subordinated Pay-In-Kind Note due 2001(5)

 4.8        Form of Warrant to purchase common stock(5)

 4.9        Form of Warrant dated as of June 16, 2000 issued to Bruce J. Sand(6)

 4.10       Form of Warrant dated as of June 16, 2000 issued to Edward Vincent
            King, Jr.(6)

 4.11       Certificate of Incorporation, as amended(7)

 4.12       Bylaws(7)

 4.13       Form of Warrant issued to Pennsylvania Merchant Group (8)

 4.14       Form of 12% Subordinated Pay-In-Kind Note Due 2001 (9)

 4.15       Form of Registration Rights Agreement (9)

 4.16       Form of Registration Rights Agreement (10)

 4.17       Registration Rights Agreement dated January 11, 2000 among the
            Company, The Tail Wind Fund, Ltd., LBI Group Inc., Jeddy Development
            Inc., Donald Sanders M.D., PhD., Donald Wanda Sanders IRA, CIBC
            Oppenheimer Corp., as Custodian, Meyer Temkin and Charles D. Kelman,
            M.D. (11)

 5.1 Opinion of Lord, Bissell & Brook as to the legality of the shares being registered

EXHIBIT                           DESCRIPTION
-------                           -----------
 23.1       Consent of PricewaterhouseCoopers LLP, Independent Accountants

 23.2       Consent of Lord, Bissell & Brook (Included in Exhibit 5.1)

 24.1       Power of Attorney (Included on the Signature Page)

--------------
(1) Incorporated by reference from the Registrant's Current Report on Form 8-K dated October 24, 1997

(2) Incorporated by reference from the Registrant's Current Report on Form 8-K dated September 30, 1999

(3) Incorporated by reference from the Registrant's Current Report on Form 8-K dated January 11, 2000

(4) Incorporated by reference from the Registrant's Annual Report on Form 10-K for the year ended December 31, 1999

(5) Incorporated by reference from the Registrant's Current Report on Form 8-K dated January 1, 1999

(6) Incorporated by reference from the Registrant's Current Report on Form 8-K filed with the commission on July 17, 2000

(7) Incorporated by reference from the Registrant's Annual Report on Form 10-K for the year ended December 31, 1994

(8) Incorporated by reference from the Registrant's Annual Report on Form 10 for the year ended December 31, 1992 (File No. 0-17816)

(9) Incorporated by reference from the Registrant's Current Report on Form 8 January 26, 1998 (File No. 0-17816)

(10) Incorporated by reference from the Registrant's Current Report on Form 8 dated January 1, 1999 (File No. 1-10428)

(11) Incorporated by reference from the Registrant's Current Report on Form 8 filed January 14, 2000 (File No. 0-17816)